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DCR
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DUFF & PHELPS CREDIT RATING CO.
                                                          55 East Monroe Street
                                                        Chicago, Illinois 60603
                                                                 (312) 368-3100
                                                             Fax (312) 368-3155



                                                                   Exhibit 11(b)




                      CONSENT OF DUFF & PHELPS CREDIT RATING CO.


                         We hereby consent to the references to our name under
the Caption "Rating of Fund Shares" in the form of prospectus to be included in Post-Effective Amendment No. 18 to the Registration Statements on Form N-1A of Command Government Fund and Command Money Fund (the "Fund's") and to the filing of this consent with the Securities and Exchange Commission as an exhibit to such Post-Effective Amendment.



August 21, 1998                              DUFF & PHELPS CREDIT RATING CO.

                                            By:   /s/ Robert N.M. Upton
                                                --------------------------------
                                                 Name:   Robert N.M. Upton, CFA
                                                 Title:  Vice President